UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

HARROW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 24, 2026, Harrow, Inc. (the “Company”) issued a press release to announce the launch of its offer to sell $50.0 million aggregate principal amount of additional 8.625% Senior Notes due 2030 (the “New Notes”) in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. The New Notes will be issued as additional notes under the same indenture governing the $250,000,000 aggregate principal amount of 8.625% Senior Notes due 2030 that were issued by the Company on September 12, 2025 (the “Existing Notes”), will be treated as a single series with the Existing Notes and will have the same terms as the Existing Notes other than with respect to the date of issuance and the issue price.

Upon the closing of the Offering, the Company intends to use the net proceeds of the Offering for general corporate purposes, which may include funding upcoming initiatives to accelerate growth (e.g., new product launches), funding upcoming product development activities, future strategic business development opportunities, and related investments.

There can be no assurance that the Company will be able to complete the Offering on terms and conditions favorable to it or at all, and the Company may decide to not pursue the Offering before completion.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation of an offer to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer or solicitation will be made only by means of a confidential offering memorandum.

A copy of the press release with respect to the launch of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including statements regarding the Offering and the expected use of proceeds therefrom. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: changes in market conditions, negotiation of final transaction documents, changes in operations, business, financial or other conditions relevant to the planned transactions, and other execution risks related to the completion of the transactions described herein, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, we may not be able to complete the potential transactions on terms expected or at all, and our actual results may differ significantly from those expected or implied by our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this Current Report on Form 8-K to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Harrow, Inc., dated as of March 24, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW, INC.

Dated: March 24, 2026	By:	/s/ Andrew R. Boll
Andrew R. Boll
President and Chief Financial Officer